Exhibit 99.1

Encore Capital Group Announces Third Quarter Financial Results

•	Collections Rise 54% to $380 Million

•	GAAP EPS of $0.82 per Fully Diluted Share

•	Adjusted EPS a record $1.02 per Fully Diluted Share, After One-Time and Non-Cash Adjustments

•	Cabot Acquisition Closes and Contributes $0.17 to Encore’s Results

•	AACC Integration Continues on Schedule

SAN DIEGO, November 7, 2013 — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading global provider of debt recovery solutions for consumers and property owners across a broad range of assets, today reported consolidated financial results for the third quarter ended September 30, 2013.

“For the quarter, we again delivered record financial results, as the disciplined execution of our growth strategies continue to drive shareholder returns,” said Ken Vecchione, Encore’s President and Chief Executive Officer. “Collections, revenues and Adjusted EPS all reached record highs as our recent acquisitions contributed to the quarter’s success. Asset Acceptance continues to exceed our expectations and integration efforts remain on schedule.”

“We also successfully closed our acquisition of a controlling interest in Cabot Credit Management,” Vecchione said. “Cabot provides Encore with the opportunity to deploy a meaningful amount of capital in a new market and generate substantial incremental earnings, as evidenced by this quarter’s results. This acquisition has led to an increase in Encore’s Estimated Remaining Collections by $1.5 billion, to $4.0 billion as of September 30, 2013. We continue to be excited about the opportunities in the U.K. market and the progress we are making on synergy initiatives in partnership with Cabot’s leadership.”

Third Quarter of 2013 Highlights:

•	Gross collections from the portfolio purchasing and recovery business were $379.7 million, a 54% increase over the $246.0 million in the same period of the prior year.

•	Investment in receivable portfolios was $617.9 million (which included the acquisition of $559.0 million of Cabot Credit Management’s receivable portfolios) to purchase $13.4 billion in face value of debt, compared to $47.3 million, to purchase $1.1 billion in face value of debt in the same period of the prior year.

•	Propel Financial Services deployed $13.3 million in the quarter, $9.3 million of which were in the origination of tax lien transfers and $4.0 million of which were in the acquisition of tax lien certificates, compared to $8.8 million in the same period of the prior year. Propel now operates in eight states, in addition to the state of Texas.

•	Available capacity under the Company’s revolving credit facility, subject to borrowing base and applicable debt covenants, was $271 million as of September 30, 2013. Total debt was $1.8 billion as of September 30, 2013, compared with $706.0 million as of December 31, 2012. Cash and cash equivalents were $110.2 million as of September 30, 2013, compared with $17.5 million as of December 31, 2012.

•	Revenue from receivable portfolios was $225.4 million, a 60% increase over the $140.7 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of net portfolio allowances, increased to approximately 58.6% from 56.9% in the same period of the prior year.

Encore Capital Group, Inc.

•	Total operating expenses were $174.4 million, a 68% increase over the $103.6 million in the same period of the prior year. Adjusted Operating Expenses (defined as operating expenses excluding stock-based compensation expense, expenses related to non-portfolio purchasing and recovery business, one-time charges, and acquisition related legal and advisory expenses of $7.8 million) per dollar collected, increased to 40.7% compared to 40.5% in the same period of the prior year.

•	Adjusted EBITDA (defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expenses, portfolio amortization, one-time charges, and acquisition and integration related expenses) was $234.4 million, a 55% increase over the $150.9 million in the same period of the prior year.

•	Total interest expense increased to $29.2 million, as compared to $7.0 million in the same period of the prior year. Included in interest expense for the quarter was $5.9 million of non-cash interest expense associated with the Cabot PECs (Preferred Equity Certificates).

•	Net income from continuing operations before noncontrolling interests was $22.2 million, or $0.82 per fully diluted share, compared to income from continuing operations of $21.3 million, or $0.82 per fully diluted share in the same period of the prior year. Adjusted Income from Continuing Operations (defined as income from continuing operations excluding income attributable to the noncontrolling interest in Cabot, non-cash interest and issuance cost amortization, one-time charges, acquisition and integration related expenses, all net of tax, and the effect of tax credits applicable to prior periods) per fully diluted share (adjusted for shares associated with our convertible notes which will not be issued, but which are reflected in the share count for accounting purposes), was $1.02 compared with $0.82 in the same period of the prior year.

•	Total stockholders’ equity per share was $20.01 at the end of the quarter, a 27% increase over $15.71 at December 31, 2012.

Additional information:

Certain events affected the comparability of 2013 versus 2012 quarterly results, as outlined below. For a more detailed comparison of 2013 versus 2012 results, refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

•	In the third quarter of 2013, the Company incurred certain one-time and non-cash costs, and benefitted from the effect of tax credits, in the net amount of $4.6 million, including:

•	Acquisition related integration and consulting fees and severance costs of $4.7 million; and

•	Net non-cash interest and issuance cost amortization, net of tax, of $1.1 million; and

•	The effect of tax credits applicable to prior periods of $1.2 million.

Conference Call and Webcast

The Company will hold a conference call and slide presentation today at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss third quarter results.

Encore Capital Group, Inc.

Members of the public are invited to access the live webcast via the Internet, by logging on at the Investor Relations page of Encore’s website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (877) 670-9781 or (408) 940-3818. For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference number 86103159. A replay of the webcast will also be available shortly after the call on the Company’s website.

Non-GAAP Financial Measures

This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s revolving credit facility, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning Adjusted Operating Expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. The Company has included Adjusted Income from Continuing Operations per Share because management believes that investors rely on this measure to assess operating performance, in order highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. Adjusted EBITDA, Adjusted Operating Expenses and Adjusted Income from Continuing Operations per Share have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.

Encore Capital Group is a leading global provider of debt recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries, the Company purchases portfolios of consumer receivables from major banks, credit unions, and utility providers, and partners with individuals as they repay their obligations and work toward financial recovery. Through its Propel Financial Services subsidiary, the Company assists property owners who are delinquent on their property taxes by structuring affordable monthly payment plans and purchases delinquent tax liens directly from select taxing authorities. Through its Cabot Credit Management subsidiary in the United Kingdom, the Company is a market-leading acquirer and manager of consumer debt in the United Kingdom and Ireland. Encore’s success and future growth are driven by its sophisticated and widespread use of analytics, its broad investments in data and behavioral science, the significant cost advantages provided by its highly-efficient operating model and proven investment strategy, and the Company’s demonstrated commitment to conducting business ethically and in ways that support its consumers’ financial recovery.

Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about the Company can be found at www.encorecapital.com.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation

Encore Capital Group, Inc.

thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including its most recent report on Form 10-K and its subsequent reports on Form 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapital.com

Adam Sragovicz (858) 309-9509

adam.sragovicz@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

(Unaudited)

	September 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$110,156	$17,510
Investment in receivable portfolios, net	1,595,642	873,119
Deferred court costs, net	39,004	35,407
Receivables secured by property tax liens, net	186,190	135,100
Property and equipment, net	50,050	23,223
Other assets	120,441	31,535
Goodwill	489,520	55,446

Total assets(1)	$2,591,003	$1,171,340

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$106,632	$45,450
Deferred tax liabilities, net	110,453	8,236
Debt	1,806,680	706,036
Other liabilities	6,967	5,802

Total liabilities(1)	2,030,732	765,524

Redeemable noncontrolling interest	12,231	—
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,412 shares and 23,191 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	254	232
Additional paid-in capital	171,548	88,029
Accumulated earnings	371,676	319,329
Accumulated other comprehensive gain (loss)	455	(1,774)

Total Encore Capital Group, Inc. stockholders’ equity	543,933	405,816
Noncontrolling interest	4,107	—

Total stockholders’ equity	548,040	405,816

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$2,591,003	$1,171,340

(1)	The Company’s consolidated assets as of September 30, 2013 included $1,067,007 of assets from its variable interest entity, or VIE, that can only be used to settle obligations of the VIE. These assets include cash and cash equivalents of $54,584; investment in receivable portfolios, net, of $596,160; property and equipment, net, of $14,249; other assets of $32,102; and goodwill of $369,912. The Company’s consolidated liabilities as of September 30, 2013, included $864,432 of liabilities of its VIE, whose creditors have no recourse to the Company. These liabilities include accounts payable and accrued liabilities of $31,817; deferred tax liabilities of $6,978; debt of $825,524; and other liabilities of $113.

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues
Revenue from receivable portfolios, net	$225,387	$140,682	$518,094	$405,818
Other revenues	5,792	426	6,473	614
Net interest income – tax lien business	4,379	4,110	11,698	6,442

Total revenues	235,558	145,218	536,265	412,874

Operating expenses
Salaries and employee benefits	52,253	25,397	114,054	72,891
Cost of legal collections	50,953	43,544	137,694	123,203
Other operating expenses	19,056	14,829	46,118	38,854
Collection agency commissions	14,158	4,227	22,717	12,352
General and administrative expenses	33,486	14,091	77,429	46,331
Depreciation and amortization	4,523	1,533	8,527	4,193

Total operating expenses	174,429	103,621	406,539	297,824

Income from operations	61,129	41,597	129,726	115,050

Other (expense) income
Interest expense	(29,186)	(7,012)	(43,522)	(19,024)
Other (expense) income	(299)	610	(4,262)	771

Total other expense	(29,485)	(6,402)	(47,784)	(18,253)

Income from continuing operations before income taxes	31,644	35,195	81,942	96,797
Provision for income taxes	(10,272)	(13,887)	(30,110)	(38,393)

Income from continuing operations	21,372	21,308	51,832	58,404
Loss from discontinued operations, net of tax	(308)	—	(308)	(9,094)

Net income	21,064	21,308	51,524	49,310

Net loss attributable to noncontrolling interest	822	—	822	—

Net income attributable to Encore Capital Group, Inc. stockholders	$21,886	$21,308	$52,346	$49,310

Amounts attributable to Encore Capital Group, Inc.:
Income from continuing operations	$22,194	$21,308	$52,654	$58,404
Loss from discontinued operations, net of tax	(308)	—	(308)	(9,094)

Net income	$21,886	$21,308	$52,346	$49,310

Earnings (loss) per share attributable to Encore Capital Group, Inc.:
Basic earnings (loss) per share from:
Continuing operations	$0.87	$0.85	$2.16	$2.34
Discontinued operations	$(0.01)	$—	$(0.01)	$(0.36)

Net basic earnings per share	$0.86	$0.85	$2.15	$1.98

Diluted earnings (loss) per share from:
Continuing operations	$0.82	$0.82	$2.06	$2.25
Discontinued operations	$(0.01)	$—	$(0.01)	$(0.35)

Net diluted earnings per share	$0.81	$0.82	$2.05	$1.90

Weighted average shares outstanding:
Basic	25,535	25,071	24,323	24,930
Diluted	27,183	26,047	25,561	25,920

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Comprehensive Income

(Unaudited, In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$21,064	$21,308	$51,524	$49,310
Other comprehensive (loss) gain, net of tax:
Unrealized (loss) gain on derivative instruments	(768)	1,841	(1,722)	1,205
Unrealized gain (loss) on foreign currency translation	4,648	—	3,951	(472)

Other comprehensive gain, net of tax	3,880	1,841	2,229	733

Comprehensive income	24,944	23,149	53,753	50,043
Comprehensive gain attributable to noncontrolling interest
Net loss	822	—	822	—
Unrealized gain on foreign currency translation	(2,633)	—	(2,633)	—

Comprehensive gain attributable to noncontrolling interests	(1,811)	—	(1,811)	—

Comprehensive income attributable to Encore Capital Group, Inc. stockholders	$23,133	$23,149	$51,942	$50,043

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted Income From Continuing Operations to GAAP Net Income From Continuing Operations, Adjusted EBITDA to GAAP Net Income, and Adjusted Operating Expenses For The Portfolio Purchasing And Recovery Business to GAAP Total Operating Expenses

(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended September 30,
	2013			2012
	$	Per Diluted Share - Accounting	Per Diluted Share - Economic	$	Per Diluted Share - Accounting	Per Diluted Share - Economic
GAAP net income from continuing operations attributable to Encore, as reported	$22,194	$0.82	$0.84	$21,308	$0.82	$0.82
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	1,103	0.04	0.05	—	—	—
Acquisition related legal and advisory fees, net of tax	4,775	0.18	0.18	—	—	—
Effect of tax credits applicable to prior periods	(1,236)	(0.05)	(0.05)	—	—	—

Adjusted income from continuing operations attributable to Encore	$26,836	$0.99	$1.02	$21,308	$0.82	$0.82

	Nine Months Ended September 30,
	2013			2012
	$	Per Diluted Share - Accounting	Per Diluted Share - Economic	$	Per Diluted Share - Accounting	Per Diluted Share - Economic
GAAP net income from continuing operations attributable to Encore, as reported	$52,654	$2.06	$2.08	$58,404	$2.25	$2.25
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	2,103	0.08	0.08	—	—	—
Acquisition related legal and advisory fees, net of tax	9,756	0.38	0.39	2,567	0.10	0.10
Acquisition related integration and severance costs, and consulting fees, net of tax	3,304	0.13	0.13	—	—	—
Acquisition related other expenses, net of tax	2,198	0.09	0.09	—	—	—
Effect of tax credits applicable to prior periods	(712)	(0.03)	(0.03)	—	—	—

Adjusted income from continuing operations attributable to Encore	$69,303	$2.71	$2.74	$60,971	$2.35	$2.35

Encore Capital Group, Inc.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GAAP net income, as reported	$21,064	$21,308	$51,524	$49,310
Adjustments:
Loss from discontinued operations, net of tax	308	—	308	9,094
Interest expense	29,186	7,012	43,522	19,024
Provision for income taxes	10,272	13,887	30,110	38,393
Depreciation and amortization	4,523	1,533	8,527	4,193
Amount applied to principal on receivable portfolios	157,262	105,283	417,793	311,699
Stock-based compensation expense	3,983	1,905	9,163	6,710
Acquisition related legal and advisory fees	7,752	—	15,976	4,263
Acquisition related integration and severance costs, and consulting fees	—	—	5,455	—
Acquisition related other expenses	—	—	3,630	—

Adjusted EBITDA	$234,350	$150,928	$586,008	$442,686

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GAAP total operating expenses, as reported	$174,429	$103,621	$406,539	$297,824
Adjustments:
Stock-based compensation expense	(3,983)	(1,905)	(9,163)	(6,710)
Operating expenses related to non-portfolio purchasing and recovery business	(8,008)	(2,055)	(14,534)	(3,568)
Acquisition related legal and advisory fees	(7,752)	—	(15,976)	(4,263)
Acquisition related integration and severance costs, and consulting fees	—	—	(5,455)	—

Adjusted operating expenses	$154,686	$99,661	$361,411	$283,283